UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2011

Rockwell Automation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 South Second Street, Milwaukee, Wisconsin		53204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-382-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Explanatory Note

This Amendment No. 1 to the Company’s Current Report on Form 8-K dated February 7, 2011, updates Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the annual meeting of shareowners of the Company held on February 1, 2011, to disclose the decision of the Company’s Board of Directors regarding how frequently it will include an advisory shareowner vote on the compensation of its named executive officers in its proxy materials. This Amendment No. 1 does not make any other changes to the original Form 8-K.

At the annual meeting of shareowners of the Company held on February 1, 2011, shareowners approved on an advisory basis the holding of a shareowner vote on the compensation of the Company’s named executive officers on an annual basis by a vote as follows:

One Year 61,862,731
Two Years 1,535,103
Three Years 30,762,807
Abstain 2,390,035
Broker Nonvotes 17,425,323

In light of these voting results and other factors considered by the Board, at a meeting held on June 2, 2011, the Board determined that the Company will include an advisory shareowner vote on the compensation of its named executive officers in its proxy materials every year until the next required advisory vote on the frequency of shareowner votes on executive compensation, which will occur no later than the Company’s annual meeting of shareowners in 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwell Automation, Inc.

June 8, 2011	By:	/s/Douglas M. Hagerman

Name: Douglas M. Hagerman
Title: Senior Vice President, General Counsel and Secretary